EXHIBIT 99.1

Extraction Announces Management Transition and Appoints Tom Tyree as Executive Chairman

DENVER – March 5, 2020 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today announced that Mark Erickson, Chief Executive Officer and Chairman of the Board, is departing from the Company. In conjunction with Mr. Erickson’s departure from Extraction’s Board of Directors, the Company has appointed Thomas B. Tyree, Jr. as Executive Chairman. In addition, Matt Owens has been named permanent CEO and will also maintain his roles as President and member of the Board. These changes in leadership roles are effective March 4, 2020.

As Executive Chairman, Mr. Tyree will work with Extraction’s Board and management team to formulate strategy and oversee the operations of the Company, working in close coordination with Extraction’s President and CEO, Matt Owens.

“On behalf of myself, Extraction’s Board of Directors and all our employees, I would like to thank Mark Erickson for his invaluable contributions to the Company’s growth and maturation since he and I founded Extraction together back in 2012. We all wish him and his family the very best,” said President and CEO, Matt Owens.

“While we are saddened by Mark’s departure, we are excited to welcome Tom Tyree to our Board of Directors as Executive Chairman. With decades of energy and finance industry experience, Tom brings a wealth of financial knowledge and a strategic understanding of our business that we expect will greatly benefit all of Extraction’s stakeholders,” Owens said.

Thomas B. Tyree, Jr.

Mr. Tyree currently serves as a director of Antero Resources Corporation and as non-executive Chairman of the Board of Northwoods Energy LLC, a private oil and gas company with assets in Wyoming’s Powder River Basin. Mr. Tyree was previously Northwoods’ founder, CEO, and Executive Chairman, from January 2018 until April 2019. Mr. Tyree also served as a Director of Bonanza Creek Energy from April 2017 through March 2020. Before that, he served as President, Chief Financial Officer and member of the Board of Managers of Vantage Energy, LLC and as Chief Financial Officer of Bill Barrett Corporation. Prior to Bill Barrett, from 1989 to 2003, Mr. Tyree was an investment banker at Goldman, Sachs & Co., ultimately serving as Managing Director in the Energy Group. Mr. Tyree earned a Bachelor of Arts degree from Colgate University, where he currently serves as a member of its Board of Trustees. He also holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania.

Matthew R. Owens

Mr. Owens currently serves as President and has been acting CEO of the Company since April 2019 and is a member of the Board. Prior to founding the Company in 2012 with Mr. Erickson, Mr. Owens served as an Operations Engineer at PDC Energy and Gasco Energy. Mr. Owens holds a Bachelor of Science in Petroleum Engineering from the Colorado School of Mines.

EXHIBIT 99.1
Inducement Grant

In connection with his appointment, Mr. Tyree received a grant of 2,500,000 restricted stock units (at target, with the opportunity to earn up to a maximum of 3,750,000 restricted stock units) (“RSUs”). The RSUs were granted as an inducement material to Mr. Tyree becoming an employee of Extraction in accordance with NASDAQ Listing Rule 5635(c)(4). 1,250,000 of the RSUs will vest annually in three equal installments on the anniversary of the grant, contingent on Mr. Tyree’s continuous service through each vesting date. The remaining RSUs will be eligible to vest subject to the achievement of certain performance goals.

About Extraction Oil & Gas, Inc.
Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common stock is listed for trading on the NASDAQ under the symbol: “XOG.”

Forward Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the SEC and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782